EXHIBIT 10.23
LEASE AGREEMENT BY AND BETWEEN NETSOL PVT LIMITED AND CIVIC CENTRES COMPANY (PVT) LIMITED DATED MAY 28, 2001.

PAKISTAN

FIFTY RUPEES

50 RS

DEED OF LEASE

THIS DEED OF LEASE is made at Islamabad this 28th day of September 2001.

BETWEEN

M/s. CIVIC CENTRES COMPANY (PVT.) LIMITED, 5-A, Constitution Avenue, F-5/1, Islamabad, through Mr. Sarwar Ali, its Company Secretary, (hereinafter referred to as the "Lessor") or his assigns of the one part,

AND

M/s. Netsol (Pvt) Ltd., Y-126 Commercial Area, Defence Housing Authority (DHA) Lahore Cantt, 54792, Lahore., through Mr. Zahid Bashir Mirza, its Projector Director, (hereinafter referred to as the "Lessee") which terms shall include his assigns or successors-in-interest on the other part.

WHEREAS the Lessor has lawful right to possess or to let on lease, license, etc. the Building situated on a plot of 5-A, Constitution Avenue, F-5/1, Islamabad known as "Islamabad Awami Markaz". The building has been declared 'Software Technology Park' (STP) by the Government of Pakistan. Government of Pakistan (GOP) has decided to establish first 'Software Technology Park' (STP) in the Islamabad Awami Markaz Building.

AND WHEREAS the Lessor have agreed to grant on lease and the lessee has agreed to take on lease the area, for the following locations:

Area	Floor	Rate of Rent
612 sq. ft.	Third	Rs. 27.50/- per sft/month

The area is delineated on the plan attached hereto as ANNEXURE 'A' and forming part of this lease (hereinafter referred to as 'the Demised Premises") alongwith the use and enjoyment in conjunction with other tenants of all the common passages, entrances, staircases, landings, toilets etc. The Lessor shall also provide cleaning of the common passages, corridors and staircases, cleaning and sanitation of toilets, proper lighting of common passages, landings, staircases, during the working hours, and 24 hours general external security services.

NETSOL (Pvt) LTD.

CCC Civic Centres Company (Pvt) Ltd.

NOW THEREFORE IT IS HEREBY AGREED BETWEEN THE PARTIES AS UNDER:

1. **PERIOD OF LEASE**

This Deed of Lease shall be effective from September 1, 2001, to August 31, 2016, both dates inclusive (period 15 years).

2. **RATE OF RENT**

2.1 The rent payable by the Lessee for the Ground floor west wing, in the Software Technology Park, is as follows:

Location	Area	Rate per sq.ft /month
Third floor	612 sq.ft	Rs. 27.50

The rent so reserved shall be increased at the rate of 10% year from July 1, 2002 and later on from July 1, each year.

2.2 The rent mentioned hereinabove includes property taxes, cesses, levies, water and conservancy charges etc., imposed by any Municipal or Government Authority on the Building as on the date of commencement of the Lease.

3. **TIME AND MODE OF PAYMENT OF RENT**

3.1 The agreed rent shall be payable quarterly in advance by the 5th day of the first month of each quarter. However, rent shall be paid in advance for one (1) quarter in the first instance, at the time of signing of the agreement.

3.2 The quarterly rent and electricity charges as provided herein shall be paid on the due date/s, and in the manner aforesaid, without any delay, deduction or set off whatsoever.

3.3 Lessee shall deposit an amount equal to one (1) month rent as Refundable Security Deposit.

4. **SERVICE CHARGES**

4.1 The service charges paid as part of the rent by the Lessee are for providing water, air-conditioning, external security and external janitorial services including cleaning of common area. It is agreed that any increase in the cost of the aforementioned utilities/facilities would be incorporated in the next revision of rent as mentioned in para 2 above. As for the electricity charges, the Lessee shall pay these charges in accordance with the WAPDA tariff/rate and according to the consumption shown by the WAPDA sub-meter.

4.2 This charge is based on regular office working hours. In case the Lessee wants to use the premises after regular working hours, they shall pay at the rate of Rs. 0.20 per sq. ft per hour extra charges for air-conditioning, janitorial, security and other maintenance services on flat rate basis.

4.3 The Lessee agreed to fully and in all respect carry out the terms of the agreement of Lease ... handing over vacant

condition, normal wear and tear excepted, at the termination of the lease or renewal(s) thereof and for the due performance by the Lessee of the terms and conditions contained herein during occupation.

5. **RENEWAL & TERMINATION OF LEASE**

5.1 That on the expiry of the term of the lease herein fixed, the Lessee shall have the option to seek renewal of the period of the lease, subject, however, to the conditions that the Lessee shall exercise such option in writing, three months before the expiry of the existing Lease and that in the event of refusal by the Lessors to extend further period, the Lease shall stand terminated at the expiry of the existing period and the Lessee shall vacate the demised premises and hand-over its vacant possession to the Lessors or their authorized representative. In case vacation becomes due, no dispute of whatsoever nature shall be considered/entertained valid reason for delaying the same.

5.2 This lease is subject to termination by either party giving the other not less than 2 (two) months' prior and written notice. However, this lease cannot be terminated by the lessee before the expiry of one year form the date of commencement of this lease. In case the lessee intends to terminate this lease before the expiry of one year period, an amount equal to the rent of the minimum period i.e. one year, shall be surrendered/paid by the lessee in favour of the Lessor.

5.3 The area of the demised premises, as mentioned in clause 2.1, hereinafter referred to as the "rentable area", shall not be subject to reduction/revision by the Lessee for a minimum period of one (1) year. No request for the reduction in the area and its related rental, whatsoever of any nature, shall be entertained by the Lessor in this respect. However, after the expiry of one-year period, lessee has the option to reduce or surrender a proportion of the rentable area to the Lessor.

6. **POWER AND ELECTRICITY SUPPLY**

The Lessor shall ensure that the Demised Premises are provided with adequate power and electricity. Lessor shall however not be responsible for any temporary load-shedding caused by general shortage of electricity due to sudden breakdown in the city.

7. **SANITATION**

The Lessor covenant that at the time of commencement of this Lease, the Demised Premises, its plumbing, sanitation and electrical installations are structurally sound and the Demised Premises are adequately equipped with electrical wiring, air-conditioning, plumbing, water and sanitary connections in good, safe and working conditions.

CCC

NETSOL (Pvt) LTD.

8. **INTERNAL MAINTENANCE BY THE LESSEE**

The Lessee covenant to keep the interior of the Demised Premises, including flooring and the Lessors fixtures and any other fittings thereon, i.e. doors, windows, glasses, locks, fastenings, electric wires and installation and any other fittings and other fixtures in good and equivalent condition, normal wear, tear and damage caused by Acts of God or by elements over which the Lessee have no control are however, excepted. Any part of the Demised premises and the Lessors fittings therein which shall be broken or damaged, due to willful or negligible act of the Lessee, their agents or visitors/customers, shall be replaced or repaired at Lessee's expenses. Further if any damage is caused to the Lessor or to any person(s) directly through such damaged condition of any part of the Demised Premises, the Lessee shall be wholly responsible therefor and shall fully indemnify the Lessors against all claims; demands, actions and legal proceedings whatsoever made against the Lessors by any persons in respect thereof. All replacements and repairs to any part of the Demised Premises (including fixtures, installations and any other fittings) for which the Lessee is liable hereunder, shall be carried out by the Lessee to the satisfaction of Lessor as soon as is reasonably possible, but not later than two weeks from the receipt of a notice to that effect from the Lessor. The Lessee shall reimburse the Lessors any expense incurred by Lessor in connection with the survey of any part of the Demised Premises requiring replacement or repair and preparation and service of the notice aforesaid on the Lessee. If the Lessee fails to carry out the required repairs or if the Lessor feel that it is not done satisfactorily, the Lessor will get the whole work done and charge the Lessee for the cost thereof. Similarly the lessor shall indemnify and hold the Lessee harmless against any claim, demands, actions, or legal proceeding resulting from any damage, injury or death caused to Lessee's employees, executives, agents or visitors as a result of Lessor failure to carry out the major, structural and fundamental repairs to the Building, the Premises and its sanitary, electrical and plumbing installations.

9. **PREMISES INSPECTION BY THE LESSOR**

To permit the Lessor and their agents with or without workmen to enter upon Demised Premises upon 48 hours prior written notice to the Lessee, and inspect the condition thereof, and to carry out any repairs, alterations improvement to the Demised Premises or any other parts of the Building. Any defects for which the Lessee are liable under this lease, a written notice may be given to the Lessee or served upon the Lessee at the Demised Premises. In carrying out the inspection or repairs, the Lessee's convenience and privacy shall be safeguarded to practicable and reasonable extent and the Lessee shall not be responsible for any damage or injury caused to the Lessor employees or agents in the process of such inspection or repairs.

10. **CARE AND CAUTION AND RESTRICTED USE OF THE PREMISES**

The lessee shall not,

10.1 place upon any floor of the Demised Premises, a load in excess of the floor load bearing capacity ...

Building. The lessor shall notify the Lessee in writing the total load bearing capacity of the floor space occupied by the Lessee. Further the Lessee shall not make any holes attachment or adhesions of any nature to the walls, ceilings, floors, doors, window frames in the Demised Premises, provided however, the Lessee shall have the right to install or fix additional false ceilings (including air-conditioning devices and light fixtures) fixtures and fittings for office use, including but not limited to, partition screens, cabinets, storage racks, office equipment, business machines, telephones, telexes and such other items or equipment deemed necessary by the Lessee provided that the Lessors have agreed thereto and provided further that such installations etc. shall cause no damage whatsoever, to the Demised Premises or the Building. Notwithstanding any provision to the contrary in this lease, these fixtures, fittings, installations etc. shall remain the Lessee's property, and Lessee shall have the right to remove the same at any time.

10.2 use the said Premises for sale or storage of goods and merchandise other than a limited quantity for use as samples, and not to store upon the Premises area (except for the use of Security Guards) any ammunition, or unlawful goods, gun powder or any explosive or combustible substances, and not to place or leave any rubbish in the common areas of the Building.

10.3 use the Demised Premises for any purpose other than leased for. Not to permit employees to use any common places in the Building otherwise, than as maybe allowed by the Lessor to all tenants relating to use of passages, common areas and common facilities. Such common corridors, passages, stairways, etc. shall be properly cleaned and lighted by the Lessor. This clause is subject to the overriding consideration that the Lessor instructions shall not diminish the value or the use for which the Premises are actually rented by the Lessee.

10.4 do or permit anything to be done knowingly or willfully, whereby the policy or policies of insurance against damage by fire on the Demised Premises or the Building may become void or voidable or whereby, the premium thereof, may be increased and to make good all damage suffered by the Lessor and to pay to the Lessor all sum paid by them by the way of increased premium and all expenses incurred by them, in or about any renewal of such policies rendered necessary by any deliberate breach or willful non-observance of this covenant, without prejudice to the other rights of the Lessor. Lessor shall however, not be responsible for insurance of the property of the Lessee which shall remain the Lessee's own responsibility.

10.5 use the said Premises for any unlawful purpose and shall not permit to be done any act or thing which may become a nuisance to any other tenant or adjoining building, or permit the same to be used for the purpose of holding a public gathering or as laboratory or workshop or for cooking or the preparation or consumption of food and not to permit or suffer anyone to sleep thereon, but use the said Premises only for the purpose limited in Clause 10.2 hereinabove read with all prohibitions therein.

10.6 make or permit to be made any alternations or addition to the Demised Premises or to the Lessor fixtures and ,fittings without first having obtained the written consent, which consent shall not be unreasonably withheld by the lessor. The lessee shall carry out permitted alterations or additions at their own cost and expenses. Lessee shall use their best endeavor to carry out any alterations or additions or redecoration at such times and as far as possible in such manner as not to interfere with or impair the use of other portions of the Building being used by Lessor and/or by other Lessee of the Building. All alterations, installations, additions and improvements made and installed by either the lessors or the Lessee upon or in the Demised Premises which are of a permanent nature and which cannot be removed without damage to the Building shall become the property of the Lessors and shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the term of this lease or any renewal or termination thereof. The Lessor may at their option require such permanent fixtures to be removed and as such, the Lessee shall on or before the last day of the term of this lease or its renewal, restore the said premises to its equivalent condition, normal wear and tear and damage caused by Act of God or unknown, beyond the Lessee's control, are however excepted. This clause is however subject to overriding provision of Clause 10 hereinabove.

11. **SUBLETTING PROHIBITED**

The lessee hereby covenants not to assign, underlet or part with the actual or legal possession or the use of the Demised Premises or any part thereof, for any term whatsoever. If the Lessor approves the transfer of the tenancy, additional service charges at the rates decided by lessor will be levied, the remaining amount of advance rent will be refunded. Fresh lease deed would then be executed with the new tenant according to the conditions then prevailing. The new tenant to whom the demised premises is relet, sub-let, transferred, assigned or given possession, shall sign all applications, papers and documents and do all acts, deed and things as the lessor may require.

12. **DISPLAY OF SIGN BOARDS ETC.**

The Lessee shall have right to put-up its signboard, name-plate, logo, emblem, etc. at prominent place of the Demised Premises so as to be visible from the exterior of the demised premises, subject to the approval of its size and design by the lessor, and payment of prescribed fee/charges in connection thereof.

WAIVER NOT TO BE INFERRED

Any failure by the Lessors or the Lessee to insist upon the strict performance of any covenant in this lease shall not be considered as a waiver of the concerned party's right to enforce strict performance thereof.

14. **BUILDING RULES**

The Lessee shall abide by the Lessors' building rulès, as conveyed to the Lessee in writing from time to time, relating to the maintenance of the services in the Demised Premises and the Building itself, provided that those rules shall in no way impair any of Lessee's right or full use of the demised Premises under this lease.

15. **LESSOR COVENANTS**

15.1 The Lessor hereby covenant with the Lessee that the Lessee performing its/his obligations hereunder, shall peaceably enjoy the Demised Premises without any adverse interruption from the Lessor or any person claiming under or in trust for them.

15.2 The Lessor shall at no additional cost provide to the Lessee parking space for two (2) cars/light vehicles of the Lessee or employees in the parking space.

15.3 The Lessor shall pay the existing and future tax related to the building, assessments, including the urban property tax, general tax, ground rent, water conservancy charges, etc., if levied on the said premises or the building by the Government, Cantonment Board, Municipal or any other Authority.

16. **JOINT COVENANTS**

16.1 If the rent hereby agreed, and other payments provided for in Clause 1 to 5 hereof, shall at any time be unpaid for fifteen (15) days after becoming payable (whether formally demanded or not), or any covenant on the Lessee's part herein contained shall not be performed despite 20 days notice by the Lessor to the Lessee to remedy the same, or if the Lessee shall become bankrupt or go into liquidation, it shall be lawful for the Lessor at any time thereafter to re-enter upon the Demised Premises, and thereupon this lease shall absolutely cease and terminate, but without prejudice to the right of action of the Lessor in respect of rent or any antecedent breach of the Lessee's covenants herein contained, however, upon such re-entry, the Lessor shall promptly refund any unutilised advance rent subject to any deductions etc. in account of any charge or claim livable upon or recoverable from the Lessee.

16.2 Any notice required to be given under this lease shall be in writing. Such notice shall be sufficiently served if properly addressed to the other party and delivered by hand to Lessee's Operation Manager or sent by Registered Post to last known address of the Party in Pakistan.

16.3 Lessee shall/may get this deed registered with the appropriate Authorities, and the cost incidental to the preparation of the lease in duplicate and the stamp Duty and Registration fee for this lease and counterpart, shall be paid by lessee. All the amounts due and payable to the lessor being paid in full, the Lessor shall extend all co-operations to the Lessee for Registering the lease and its Renewals. The lessee shall inform the lessor about the registration of the lease deed within two weeks of the signing of the agreement. In case of lessee's failure to inform the lessor about the

assumed by the lessor that the same has been effected by the lessee with the Registrar, and the lessor shall not be responsible for any penalties, if any, arising out of such failure.

16.4 If during the term of this lease or any renewals thereof, the Demised Premises or part thereof are appropriated by the Government or Local Authorities then this lease shall cease and terminate, and the Lessor shall immediately refund all the un-utilized advance rent to the Lessor. Lessee shall not be liable for any damages, termination indemnities, loss of business, etc., etc. This clause shall have overriding effect over all the other clauses hereof.

16.5 That the Lessee shall get its property, articles, machinery and equipment, lying in the demised premises, comprehensively insured through a recognized insurance Company, against Fire, destruction, civil commotion, accidental damages etc., for an amount equal to the value of such property and shall forward a copy of the insurance policy to the lessor not later than one month from the date of signing of the agreement, and in the event of any damage caused to the property so insured, the covered eventuality shall be claimed from the insurers and the Lessors shall not, in any circumstances, be liable for such loss, damages or for reasons of non use of the premises for any period whatsoever; However, in the event if the damage or loss to the property is caused by negligence, carelessness or any other act on the part of Lessee, its servants, employees, agents, clients, visitors etc., it will be obligatory on the lessee, to restore the property/demised premises to its original condition without any delay and in any event it shall not be Lessors' responsibility or liability notwithstanding the Lessors' right of subrogation of the Lessors' insurers, if any.

16.6 If the Demised Premises are totally damaged or are rendered wholly untenantable by fire or other cause and if the Lessor shall decide not to restore or not to rebuild the same or if the Building shall be so damaged as to be beyond repair, then the Lessors or the Lessee may decide to terminate the lease by giving two months written notice to the other party. Upon such termination, the Lessors liability for rent shall come as of the day following the casualty of the lessee, the debris shall be removed by and at the expense of the Lessee. No damage, compensation or claim shall be payable by the Lessor for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building. If the lease is terminated under this Clause, then the Lessor shall immediately refund to the Lessee the entire unutilized advance rent, if any.

16.7 This lease is subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such lease or the real property of which the Demised Premises form a part, and to all renewals, modifications, consolidation replacements and extensions thereof. The Lessor shall however ensure and protect the Lessee's rights herein. Moreover, if at any time, the purpose for which the Lessee have leased the Demised Premises cannot be fulfilled or is impaired in any way, or there exists circumstances which render it impossible for the lessee to continue the lease or its business, the

Lease upon two months written notice to the Lessor. The Lessor shall not be liable for any termination damages or indemnity; loss of business, inconvenience, and the Lessor shall promptly refund any un-utilized advance rent, to the Lessee.

17. **ARBITRATION**

Any dispute arising out of this lease or any of its renewals, shall be settled by reference to Arbitration by a sole arbitrator appointed by consent of both Parties under Arbitration Act, 1940. If the parties cannot agree on the appointment of a sole arbitrator, then each party shall appoint one arbitrator, who in turn shall appoint an Umpire. The Decision of the Umpire shall be final and binding upon the Parties.

IN WITNESS WHEREOF, the Parties have hereunder set their hands the day and year first above written.

CCC

NETSOL (Pvt) LTD.

..............(LESSOR)
CIVIC CENTRES COMPANY LTD.

ZAHID BASHIR MIRZA (LESSEE)
NETSOL (PVT) LIMITED.

WITNESSES:

1. ____________________

2. ____________________
ABID ABRAR HUSSAIN
NIC#: 210-53-608178